UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2024

BUTLER NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	0-1678	41-0834293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas	66031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 780-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of Director

On February 10, 2024, Bradley Hoffman notified Butler National Corporation (the “Company”) that he resigned as a member of the Company’s Board of Directors (the “Board”) effective immediately. His resignation is not due to any disagreement with the Company or with the Company’s operations, policies or practices.

Appointment of Directors

On February 12, 2024, the Board appointed Joseph P. Daly, Jeffrey D. Yowell and Christopher J. Reedy as directors. Mr. Reedy currently serves as the Company’s Chief Executive Officer. The Board has determined that Mr. Daly and Mr. Yowell qualify as independent directors. The Board has increased the number of director positions from 5 directors to 7 directors.

Mr. Reedy filled the vacancy left by Mr. Hoffman and will complete the remainder of Mr. Hoffman’s Class I term. Mr. Reedy will be up for re-election at the annual meeting of stockholders in 2025. Mr. Daly and Mr. Yowell will fill two new Class III board positions. Mr. Daly and Mr. Yowell will be up for re-election at the annual meeting of stockholders in 2024. The Company issued a press release of the appointments of Mr. Daly, Mr. Yowell, and Mr. Reedy to the Board on February 14, 2024, which is attached hereto as Exhibit 99.1.

Mr. Daly, age 62, is the founder and Chief Executive Officer of Essig Research, Inc., a leading provider of high-tech engineering and manufacturing services with more than 30 years of expertise in aircraft powerplants. Mr. Daly was a director for Autoscope Technologies Corporation from 2019 until it went private in January 2023. Mr. Daly was also a director of Kreisler Manufacturing Inc. from 2013 to 2016. Mr. Daly holds a M.B.A./M.S.F. from Northeastern University and a B.S.M.E. from Rensselaer Polytechnic. Mr. Daly owns more than 10% of the Company’s outstanding shares.

There is no arrangement or understanding between Mr. Daly and any other persons pursuant to which Mr. Daly was appointed to serve on the Board. Mr. Daly does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mr. Yowell, age 56, operates JDY Inc., a C-Suite consulting business and is the owner of Getter Farms, LLC. Since 2015, Mr. Yowell serves on the Board of Trustees for the Trust of Buffalo Funds, a mutual fund complex of 10 funds, and has been the Board Chairman since 2018. From 1992 to 2012, Mr. Yowell served as President and Chief Executive Officer of DataCore Marketing, LLC. Mr. Yowell holds a M.B.A. from the University of Missouri – Kansas City and a B.S. from Trinity University.

There is no arrangement or understanding between Mr. Yowell and any other persons pursuant to which Mr. Yowell was appointed to serve on the Board. Mr. Yowell does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mr. Reedy, age 57, is the Company’s Chief Executive Officer. Mr. Reedy has been employed by the Company for 23 years and previously served as the Company’s Vice President and Secretary from 2005 to 2023. Mr. Reedy served as the Company’s Chief Operating Officer between January 2023 and May 2023 and was promoted to Chief Executive Officer in May 2023.

Mr. Reedy’s employment is subject to an employment contract with the Company that runs through December 31, 2024, a copy of which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed February 4, 2020. That employment contract was amended on October 4, 2023, and a copy of that amendment was filed as Exhibit 10.1 to the Current Report on Form 8-K filed September 29, 2023. Mr. Reedy’s compensation is the same as found in the Company’s 2023 proxy statement except that Mr. Reedy’s base salary was increased to $595,000 in accordance with the October 4, 2023, amendment.

Non-executive directors are paid $6,000 per quarter for service as a director. For a description of the Company’s director compensation programs, see “Director Compensation” in the definitive proxy statement filed by the Company on August 24, 2023, in connection with its 2023 Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated February 14, 2024.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTLER NATIONAL CORPORATION

Date: February 14, 2024	/s/ Tad M. McMahon
Tad M. McMahon
Chief Financial Office